UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report April 21, 2005
(Date of earliest event reported)

MidAmerican Energy Holdings Company
(Exact name of registrant as specified in its charter)

Iowa	0-25551	94-2213782
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

666 Grand Avenue, Des Moines, Iowa	50309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(515) 242-4300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events.

MidAmerican Energy Holdings Company reports that its wholly-owned indirect subsidiary, CE Electric UK Funding Company (“CE UK Funding”), issued a press release on April 21, 2005, announcing that it has appointed The Royal Bank of Scotland plc to arrange new funding for its United Kingdom subsidiaries, Northern Electric Distribution Limited and Yorkshire Electricity Distribution plc. A copy of the press release is attached to this Report as Exhibit 99.1. Neither CE UK Funding nor its subsidiaries currently have plans to retire any existing debt prior to its stated maturity.

No Offering. Neither this report nor the press release is an offer of securities for sale in the United States, nor is it an offer of, or an invitation to subscribe for or purchase, any securities.  The securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended (the "Securities Act"). The securities may not be offered or sold within the United States or to, or for the account or benefit of, United States persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Item 9.01 - Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release dated April 21, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MidAmerican Energy Holdings Company
(Registrant)
Date: April 21, 2005
/s/ Douglas L. Anderson
Douglas L. Anderson
Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 21, 2005